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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the registration of 10,000 shares of Common Stock of USA Technologies, Inc. of our report dated August 17, 1998, except for
Note 15, as to which the date is June 7, 1999, with respect to the consolidated financial statements of USA Technologies, Inc. for the year ended June 30, 1998, included in its Form SB-2 dated June 25, 1999, as filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
August 12, 1999